SECOND AMENDMENT
TO
CAMDEN NATIONAL CORPORATION
2012 EQUITY AND INCENTIVE PLAN

A. The Camden National Corporation 2012 Equity and Incentive Plan (the "Plan"), is hereby amended as follows:

1. Section 20(d)(i) of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

"(i) [intentionally omitted]"

B. Except as otherwise so amended, the Plan is confirmed in all other respects.

C. The effective date of this Amendment is as of March 31, 2015.

Executed this [31st] day of March, 2015 by a duly authorized officer of Camden National Corporation.

CAMDEN NATIONAL CORPORATION

By: David Flanagan